Exhibit 99.1

AvePoint Announces Second Quarter 2021 Financial Results

JERSEY CITY, NJ - August 10, 2021 – AvePoint, Inc. (NASDAQ: AVPT), the largest data management solutions provider for Microsoft 365, today announced financial results for the second quarter ended June 30, 2021.

“In the second quarter we delivered record results, with revenue of $45.3 million, up 38% year-over-year, driven by the continued growth of Microsoft Teams and strong adoption of our collaboration security technologies,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder of AvePoint. “With the investments we are making across our go-to-market organization, including sales, customer success and channel, we aim to increase our market share of the Microsoft 365 user base, boost our customer retention rate and continue our strong growth in the SMB market via our channel partners.”

Second Quarter 2021 Financial Results

●	Total Revenue of $45.3 million, up 38% year-over-year
●	Total ARR[1] of $139.0 million as of June 30, 2021, up 33% year-over-year
●	SaaS Revenue of $20.6 million, up 76% year-over-year
●	GAAP Operating Loss of $11.2 million; GAAP Operating Margin of (24.7%)
●	Non-GAAP Operating Income of $3.3 million; Non-GAAP Operating Margin of 7.3%
●	GAAP net loss attributable to AvePoint, Inc. of $11.6 million or $0.98 per share
●	Cash and Cash Equivalents of approximately $66.3 million as of June 30, 2021
●	Net proceeds of $204.5 million from business combination which closed on July 1st, subsequent to second quarter end

Second Quarter 2021 Key Highlights

●

The AvePoint SaaS cloud platform, AvePoint Online Services, achieved FedRAMP Authorization signifying its SaaS solutions are approved for use across all United States federal agencies at the moderate impact level. The platform was also assessed against the Information Security Registered Assessors Program (IRAP), which ensures compliance with information security and requirements as mandated by the Australian Government

●	AvePoint released its Salesforce Cloud Backup for managed service providers (MSPs) across 36 countries and via 58 distributor app marketplaces
●	APAC’s leading distributor of cloud solutions and services, rhipe, now offers AvePoint solutions to its managed service provider (MSP) customers
●	Continued expansion in user base with more than 8 million cloud users

Financial Outlook

For the third quarter of 2021, AvePoint currently expects:

●	Total revenues between $51.5 and $53.5 million
●	Non-GAAP operating income between $1.7 and $3.2 million

For the full year ending December 31, 2021, AvePoint currently expects:

●	Total revenues between $192.0 and $196.0 million
●	Non-GAAP operating income between $4.7 and $7.7 million

Conference Call

AvePoint will host a conference call today on August 10, 2021 to review its second quarter 2021 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm Eastern Time. Investors are invited to join the webcast by visiting https://ir.avepoint.com/events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Collaborate with confidence. AvePoint is the largest Microsoft 365 data management solutions provider, offering a full suite of SaaS solutions to migrate, manage and protect data. More than 8 million cloud users rely on our solutions. Our SaaS solutions are also available to managed service providers via more than 100 cloud marketplaces, so they can better support and manage their small and mid-sized business customers. Founded in 2001, AvePoint is a five-time Global Microsoft Partner of the Year and headquartered in Jersey City, New Jersey. For more information, visit https://www.avepoint.com.

Non-GAAP Financial Measures

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin. In order for AvePoint’s investors to be better able to compare its current results with those of previous periods, the company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense. AvePoint believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of its historical financial performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws including statements the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint's business and changes in AvePoint’s ability to implement business plans, forecasts, and to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the registration statement on Form S-4 and other documents filed by AvePoint from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AvePoint does not gives any assurance that it will achieve its expectations.

Investor Contacts:

AvePoint, Inc.

Erica Mannion

Sapphire Investor Relations, LLC.

ir@avepoint.com

617-542-6180

AvePoint Operations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
SaaS	$20,586	$11,699	$38,845	$21,942
Term license and support	11,088	7,357	19,815	15,101
Services	7,302	7,724	13,218	15,303
Maintenance and OEM	5,458	5,776	10,867	11,781
Perpetual license	910	400	1,399	1,490
Total revenue	45,344	32,956	84,144	65,617
Cost of revenue:
SaaS	4,564	2,543	9,004	5,057
Term license and support	230	348	503	820
Services	6,508	5,877	12,093	12,889
Maintenance and OEM	418	305	898	674
Total cost of revenue	11,720	9,073	22,498	19,440
Gross profit	33,624	23,883	61,646	46,177
Operating expenses:
Sales and marketing	29,001	14,010	48,302	28,051
General and administrative	11,664	5,291	21,956	10,449
Research and development	3,883	2,863	7,985	5,757
Depreciation and amortization	279	268	537	541
Total operating expenses	44,827	22,432	78,780	44,798
Income (loss) from operations	(11,203)	1,451	(17,134)	1,379
Interest income, net	11	5	24	9
Other income (expense), net	62	439	(1)	(389)
Income (loss) before income taxes	(11,130)	1,895	(17,111)	999
Income tax benefit	(73)	(6,149)	(1,112)	(6,316)
Net income (loss)	$(11,057)	$8,044	$(15,999)	$7,315
Net income attributable to redeemable noncontrolling interest	(499)	—	(896)	—
Net income (loss) attributable to AvePoint Operations, Inc.	$(11,556)	$8,044	$(16,895)	$7,315
Deemed dividends on preferred stock	(24,742)	(8,063)	(33,536)	(15,798)
Net loss available to common shareholders	$(36,298)	$(19)	$(50,431)	$(8,483)
Net loss per share of common stock, basic and diluted	$(3.09)	$(0.00)	$(4.32)	$(0.87)
Weighted average of shares used in computing net loss per share of common stock, basic and diluted	11,732	9,793	11,663	9,750

AvePoint Operations, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$66,338	$69,112
Short-term investments	1,408	992
Accounts receivable, net of allowance of $1,030 and $1,767 at June 30, 2021 and December 31, 2020, respectively	44,753	48,250
Prepaid expenses and other current assets	4,319	2,343
Total current assets	116,818	120,697
Property and equipment, net	3,039	2,663
Deferred contract costs	33,781	31,943
Long-term unbilled receivables	6,440	5,499
Other assets	12,238	8,252
Total assets	$172,316	$169,054
Liabilities, mezzanine equity, and stockholders’ deficiency
Current liabilities:
Accounts payable	$520	$774
Accrued expenses and other liabilities	22,115	26,245
Current portion of deferred revenue	68,974	65,203
Total current liabilities	91,609	92,222
Long-term portion of deferred revenue	7,596	9,485
Share-based awards classified as liabilities	50,220	43,502
Other non-current liabilities	3,587	3,658
Total liabilities	153,012	148,867
Commitments and contingencies (Note 10)
Mezzanine equity
Redeemable convertible preferred stock, $0.0001 par value; 10,895,226 shares authorized, 4,832,409 and 4,832,409 shares issued and outstanding with aggregate liquidation preferences of $508,273 and $403,361 at June 30, 2021 and December 31, 2020, respectively	216,926	183,390
Redemption value of common shares	39,757	25,074
Share-based awards	1,695	1,489
Redeemable noncontrolling interest	4,143	3,061
Total mezzanine equity	262,521	213,014
Stockholders’ deficiency:
Common stock, $0.0001 par value; 28,000,000 and 28,000,000 shares authorized, 11,946,412 and 11,513,451 shares issued and outstanding, at June 30, 2021 and December 31, 2020, respectively	12	12
Additional paid-in capital	112,953	105,159
Accumulated other comprehensive income	1,848	1,791
Accumulated deficit	(358,030)	(299,789)
Total stockholders’ deficiency attributable to AvePoint Operations, Inc.	(243,217)	(192,827)
Total liabilities, mezzanine equity, and stockholders’ deficiency	$172,316	$169,054

AvePoint Operations, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2021	2020
Operating activities
Net income (loss)	$(15,999)	$7,315
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	537	541
Foreign currency remeasurement (gain) loss	(134)	220
Provision for doubtful accounts	(732)	818
Stock-based compensation	17,799	2,854
Gain on disposal of property and equipment	(15)	—
Deferred income taxes	(981)	(5,788)
Changes in operating assets and liabilities:
Accounts receivable	2,399	4,822
Prepaid expenses and other current assets	(1,994)	407
Other assets	(1,955)	719
Accounts payable, accrued expenses and other liabilities	(4,057)	(6,896)
Deferred revenue	3,298	964
Accrued rent obligation	(87)	(206)
Net cash provided by (used in) operating activities	(1,921)	5,770
Investing activities
Maturity (purchase) of short-term investments, net	(423)	1,034
Purchase of APXT shares	(1,631)	—
Purchase of property and equipment	(897)	(169)
Cash provided by (used in) investing activities	(2,951)	865
Financing activities
Repayments of capital leases	(14)	(33)
Payments of transaction fees	(1,872)	—
Proceeds from stock option exercises	3,277	15
Proceeds from sale of common shares of subsidiary	753	—
Payments of debt issuance costs	—	(120)
Proceeds from issuance of Common stock	—	7,000
Net cash provided by financing activities	2,144	6,862
Effect of exchange rates on cash	(46)	(284)
Net increase (decrease) in cash and cash equivalents	(2,774)	13,213
Cash and cash equivalents at beginning of period	69,112	12,162
Cash and cash equivalents at end of period	$66,338	$25,375
Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest	$24	$8
Income taxes	$(2,389)	$(529)
Non-cash investing and financing activities
Fixed assets acquired under capital leases	$—	$28

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Non-GAAP gross profit
GAAP gross profit	$33,624	$23,883	$61,646	$46,177
Stock-based compensation expense	272	190	362	102
Non-GAAP gross profit	$33,896	$24,073	$62,008	$46,279
Non-GAAP gross margin	74.8%	73.0%	73.7%	70.5%
Non-GAAP sales and marketing
GAAP sales and marketing	$29,001	$14,010	$48,302	$28,051
Stock-based compensation expense	(9,791)	(1,510)	(10,902)	(1,310)
Non-GAAP sales and marketing	$19,210	$12,500	$37,400	$26,741
Non-GAAP sales and marketing as a % of revenue	42.4%	37.9%	44.4%	40.8%
Non-GAAP research and development
GAAP research and development	$3,883	$2,863	$7,985	$5,757
Stock-based compensation expense	(83)	(72)	(180)	(147)
Non-GAAP research and development	$3,800	$2,791	$7,805	$5,610
Non-GAAP research and development as a % of revenue	8.4%	8.5%	9.3%	8.5%
Non-GAAP general and administrative
GAAP general and administrative	$11,664	$5,291	$21,956	$10,449
Stock-based compensation expense	(4,364)	(1,007)	(6,355)	(1,295)
Non-GAAP general and administrative	$7,300	$4,284	$15,601	$9,154
Non-GAAP general and administrative as a % of revenue	16.1%	13.0%	18.5%	14.0%
Non-GAAP depreciation and amortization
GAAP depreciation and amortization	$279	$268	$537	$541
Non-GAAP depreciation and amortization	$279	$268	$537	$541
Non-GAAP depreciation and amortization as a % of revenue	0.6%	0.8%	0.6%	0.8%
Non-GAAP operating expenses
GAAP operating expenses	$44,827	$22,432	$78,780	$44,798
Stock-based compensation expense	(14,238)	(2,589)	(17,437)	(2,752)
Non-GAAP operating expenses	$30,589	$19,843	$61,343	$42,046
Non-GAAP operating expenses as a % of revenue	67.5%	60.2%	72.9%	64.1%
Non-GAAP operating income
GAAP operating income (loss)	$(11,203)	$1,451	$(17,134)	$1,379
Stock-based compensation expense	14,510	2,779	17,799	2,854
Non-GAAP operating income	$3,307	$4,230	$665	$4,233
Non-GAAP operating margin	7.3%	12.8%	0.8%	6.5%

1 AvePoint calculates annual recurring revenue (“ARR”) at the end of a particular period as the annualized sum of: (1) contractually obligated Annual Contract Value from subscription and maintenance revenue sources from all customers with a contract duration exceeding three months, and (2) the product of the current month’s monthly recurring revenue (“MRR”) multiplied by twelve (to prospectively annualize subscription revenue). MRR includes AvePoint’s channel business and customers that sign contracts for less than one quarter in duration. ARR also includes some recurring professional services revenue, such as recurring technical account management services.